UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 5, 2019 (March 1, 2019)

Bank First National Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	001-38676	39-1435359
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

402 North 8th Street, Manitowoc, WI	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(920) 652-3100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for company with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2019, the Compensation and Retirement Committee of Bank First National Corporation (the “Company”) granted stock awards to its named executive officers pursuant to the Bank First National Corporation 2011 Equity Plan (the “2011 Equity Plan”). Specifically, Mr. Michael B. Molepske, CEO, was awarded 4,120 shares of restricted stock; Michael P. Dempsey, President, was awarded 2,040 shares of restricted stock; Kevin M. LeMahieu was awarded 1,575 shares of restricted stock. The restricted stock vests at 20% per year for five years on the anniversary of the date of grant, but are forfeited if the named executive officer is terminated for cause or if the named executive officer voluntarily resigns prior to retirement (unless such resignation is for good reason following a change in control, as described in the 2011 Equity Plan). A copy of the form of Restricted Stock Award Agreement for named executive officers is attached hereto as Exhibit 99.1.

In addition, on March 1, 2019, the Board of Directors of the Company granted 177 shares of restricted stock to each of the non-employee directors of the Company pursuant to the 2011 Equity Plan. The restricted stock vests at 100% on the anniversary of the date of grant, provided the director does not leave the Board for cause. A copy of the form of Restricted Stock Award Agreement for non-employee directors is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description of Exhibit

99.1	Form of Restricted Stock Award Agreement for Named Executive Officers

99.2	Form of Restricted Stock Award Agreement for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK FIRST NATIONAL CORPORATION

Date: March 5, 2019	By:	/s/ Kevin LeMahieu
Kevin LeMahieu
Chief Financial Officer